UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Novus Therapeutics, Inc.

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NOVUS THERAPEUTICS, INC.

19900 MacArthur Boulevard, Suite 550

Irvine, California 92612

(949) 238-8090

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 12, 2020

Dear Stockholders:

You are cordially invited to attend the 2020 annual meeting of stockholders of Novus Therapeutics, Inc. (the “Company”) to be held on Tuesday, May 12, 2020 at 11:30 a.m., Pacific Daylight Time, at the Fashion Island Hotel Newport Beach, 690 Newport Center Drive, Newport Beach, California. At the annual meeting, stockholders will consider and vote on the following matters:

1.

To elect the two Class III directors named in the proxy statement, each to serve for a three‑year term expiring at the 2023 annual meeting of stockholders and until his successor has been duly elected and qualified;

2.	To ratify the appointment of KMJ Corbin & Company LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;
3.

To approve and adopt an amendment to the Company’s Restated Certificate of Incorporation to effect a reverse stock split (the “Reverse Stock Split Amendment”) of the Company’s common stock at a ratio ranging from 1 share-for-10 shares up to a ratio of 1 share-for-30 shares, which ratio will be selected by the Company’s Board of Directors and set forth in a public announcement;

4.	To conduct an advisory (non-binding) vote to approve the Company’s executive compensation;
5.	To conduct an advisory (non-binding) vote on the frequency of future advisory votes to approve executive compensation; and
6.	The transaction of any other business that may properly come before the annual meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on March 16, 2020 will be entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof.

We have elected to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. We believe that providing our proxy materials over the Internet expedites stockholders’ receipt of proxy materials, lowers costs and reduces the environmental impact of our annual meeting.

We encourage all stockholders to attend the annual meeting in person. However, whether or not you plan to attend the annual meeting in person, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. Please review the instructions on each of your voting options described in the proxy statement.

Thank you for your ongoing support and continued interest in Novus Therapeutics, Inc.

By Order of the Board of Directors,

Gregory J. Flesher
Chief Executive Officer

Irvine, California

March     , 2020

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on May 12, 2020:

This proxy statement and our 2019 annual report to stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, are available at https://www.proxydocs.com/NVUS. These documents are also available to any stockholder who wishes to receive a paper copy by calling (866) 648-8133, by emailing paper@investorelections.com or by submitting a request over the Internet at https://www.investorelections.com/NVUS.

19900 MacArthur Boulevard, Suite 550

Irvine, California 92612

(949) 238-8090

PROXY STATEMENT

2020 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 12, 2020

INFORMATION CONCERNING SOLICITATION AND VOTING

This proxy statement and the enclosed proxy card are being furnished in connection with the solicitation of proxies by the board of directors of Novus Therapeutics, Inc. for use at the annual meeting of stockholders to be held on Tuesday, May 12, 2020 at 11:30 a.m., Pacific Daylight Time, at the Fashion Island Hotel Newport Beach, 690 Newport Center Drive, Newport Beach, California, and at any adjournment thereof. Except where the context otherwise requires, references to “Novus Therapeutics,” “the Company,” “we,” “us,” “our” and similar terms refer to Novus Therapeutics, Inc., formerly known as Tokai Pharmaceuticals, Inc., and our consolidated subsidiaries.

This proxy statement summarizes information about the proposals to be considered at the meeting and other information you may find useful in determining how to vote. The proxy card is the means by which you actually authorize another person to vote your shares in accordance with your instructions. We are making this proxy statement, the related proxy card and our annual report to stockholders for the fiscal year ended December 31, 2019 available to stockholders via mailing on or about March    , 2020.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the Securities and Exchange Commission, or SEC, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to Novus Therapeutics, Inc., 19900 MacArthur Boulevard, Suite 550, Irvine, California 92612 or by calling (866) 866-8133, by emailing paper@investorelections.com or by submitting a request over the Internet at https://www.investorelections.com/NVUS. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 are also available on the SEC’s website at www.sec.gov.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Q.	Why did I receive these proxy materials?
A.

Our board of directors has made these materials available to you on the Internet in connection with the solicitation of proxies for use at our 2020 annual meeting of stockholders to be held at the Fashion Island Hotel Newport Beach, 690 Newport Center Drive, Newport Beach, California on Tuesday, May 12, 2020 at 11:30 a.m., Pacific Daylight Time. As a holder of common stock, you are invited to attend the annual meeting and are requested to vote on the items of business described in this proxy statement. This proxy statement includes information that we are required to provide to you under SEC rules and that is designed to assist you in voting your shares.

Q.	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
A.

In accordance with the SEC rules, we may furnish proxy materials, including this proxy statement and our 2019 annual report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting such materials in the notice.

Q.	What is the purpose of the annual meeting?
A.	At the annual meeting, stockholders will consider and vote on the following matters:
1.

To elect two Class III directors nominated by our board of directors, each to serve for a three-year term expiring at the 2023 annual meeting of stockholders or until his successor has been duly elected and qualified;

2.	To ratify the appointment of KMJ Corbin & Company LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;
3.

To approve and adopt an amendment to the Company’s Restated Certificate of Incorporation to effect a reverse stock split (the “Reverse Stock Split Amendment”) of the Company’s common stock at a ratio ranging from 1 share-for-10 shares up to a ratio of 1 share-for-30 shares, which ratio will be selected by the Company’s Board of Directors and set forth in a public announcement;

4.	To conduct an advisory (non-binding) vote to approve the Company’s executive compensation;
5.	To conduct an advisory (non-binding) vote on the frequency of future advisory votes to approve executive compensation; and
6.	The transaction of any other business that may properly come before the annual meeting or any adjournment or postponement thereof.
Q.	Who can vote at the annual meeting?
A.

To be entitled to vote, you must have been a stockholder of record at the close of business on March 16, 2020, the record date for our annual meeting. There were                   shares of our common stock outstanding and entitled to vote at the annual meeting as of the record date.

Q.	How many votes do I have?
A.	Each share of our common stock that you own as of the record date will entitle you to one vote on each matter considered at the annual meeting.
Q.	How do I vote?
A.

If you are the “record holder” of your shares, meaning that your shares are registered in your name in the records of our transfer agent, Mediant Communications, you may vote your shares at the meeting in person or by proxy as follows:

1.

Over the Internet: To vote over the Internet, please go to the following website: https://www.proxypush.com/NVUS, and follow the instructions at that site for submitting your proxy electronically. If you vote over the Internet, you do not need to complete and mail your proxy card or vote your proxy by telephone. You must specify how you want your shares voted or your Internet vote cannot be completed, and you will receive an error message. You must submit your Internet proxy before 11:59 p.m., Eastern Daylight Time, on May 11, 2020, the day before the annual meeting, for your proxy to be valid and your vote to count.

2.

By Telephone: To vote by telephone, please call (866) 229-2195, and follow the instructions provided on the proxy card. If you vote by telephone, you do not need to complete and mail your proxy card or vote your proxy over the Internet. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. You must submit your telephonic proxy before 11:59 p.m., Eastern Daylight Time, on May 11, 2020, the day before the annual meeting, for your proxy to be valid and your vote to count.

3.

By Mail: To vote by mail, you must complete, sign and date the proxy card and then mail the proxy card in accordance with the instructions on the proxy card. If you vote by mail, you do not need to vote your proxy over the Internet or by telephone. Mediant Communications must receive the proxy card not later than May 11, 2020, the day before the annual meeting, for your proxy to be valid and your vote to count. If you return your proxy card but do not specify how you want your shares voted on any particular matter, they will be voted in accordance with the recommendations of our board of directors.

4.	In Person at the Meeting: If you attend the annual meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which we will provide to you at the meeting.

If your shares are held in “street name,” meaning they are held for your account by an intermediary, such as a broker, bank or other nominee, then you are deemed to be the beneficial owner of your shares and the broker that actually holds the shares for you is the record holder and is required to vote the shares it holds on your behalf according to your instructions. The proxy materials, as well as voting and revocation instructions, should have been forwarded to you by the broker that holds your shares. In order to vote your shares, you will need to follow the instructions that your broker provides you. Many brokers accept voting instructions over the Internet or by telephone.

“Broker non-votes” occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote. If your shares are held in “street name” and you do not give voting instructions to your broker, your broker or nominee may vote the shares with respect to matters that are considered to be “discretionary,” but may not vote the shares with respect to “non-discretionary” matters. Where a broker does not have discretion to vote on a given proposal, the unvoted shares are considered “broker non-votes.”

Regardless of whether your shares are held in street name, you are welcome to attend the meeting. You may not vote shares held in street name in person at the meeting, however, unless you obtain a legal proxy, executed in your favor, from the holder of record (i.e., your broker). A legal proxy is not the form of proxy included with this proxy statement and is not the “voting instruction form” that is supplied to you by your brokerage firm.

Q.	Can I change my vote?
A.

If your shares are registered directly in your name, you may revoke your proxy and change your vote at any time before the vote is taken at the annual meeting. To do so, you must do one of the following:

1.	Vote over the Internet or by telephone as instructed above. Only your latest Internet or telephone vote is counted.
2.	Sign and return a new proxy card. Only your latest dated and timely received proxy card will be counted.
3.	Attend the annual meeting and vote in person as instructed above. Attending the annual meeting will not alone revoke your Internet vote or proxy card submitted by mail, as the case may be.

If your shares are held in “street name,” you may submit new voting instructions by contacting your broker or other nominee. You may also vote in person at the annual meeting if you obtain a legal proxy as described in the answer above.

Q.	How many shares must be represented to have a quorum and hold the annual meeting?
A.

A majority of our shares of common stock outstanding at the record date must be present in person or represented by proxy to hold the annual meeting. This is called a quorum. For purposes of determining whether a quorum exists, we count as present any shares that are voted over the Internet, by telephone, by completing and submitting a proxy card by mail or that are represented in person at the meeting. Further, for purposes of establishing a quorum, we will count as present shares that a stockholder holds even if the stockholder votes to abstain or only votes on one of the proposals. In addition, we will count as present shares held in “street name” by brokers who indicate on their proxies that they do not have authority to vote those shares. If a quorum is not present, we expect to adjourn the annual meeting until we obtain a quorum.

Q.	What vote is required to approve each matter and how are votes counted?
A.	Proposal 1—Election of Class III Directors

A nominee will be elected as a director at the annual meeting if the nominee receives a plurality of the votes cast “for” the applicable seat on the board of directors. Broker non-votes and votes that are withheld will have no effect on the outcome of the election.

Proposal 2—Ratification of the Appointment of Independent Registered Public Accounting Firm

The affirmative vote of the holders of shares of common stock representing a majority of the votes cast on the matter is required for the ratification of the appointment of KMJ Corbin & Company LLP as our independent registered public accounting firm for the year ended December 31, 2020. Abstentions will not be counted as votes cast on the matter and will have no effect on the outcome of this proposal.

Proposal 3—Approval of Reverse Stock Split Amendment

The affirmative vote of the holders of shares of common stock representing a majority of outstanding shares entitled to vote thereon is required for approval of the Reverse Stock Split Amendment. Broker non-votes and abstentions will have the same effect as voting against the Reverse Stock Split Amendment.

Proposal 4—Advisory Vote to Approve Executive Compensation

The affirmative vote of the holders of shares of common stock representing a majority of the votes cast on the matter is required for the approval of executive compensation.  Broker non-votes and abstentions will not be counted as votes cast on the matter and will have no effect on the outcome of this proposal.

Proposal 5—Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation

The frequency period that receives the most votes (every one, two or three years) will be deemed to be the recommendation of the stockholders. Broker non-votes and abstentions will have no effect on the outcome of this proposal, except to the extent that the failure to vote for a particular frequency period may result in another frequency period receiving a larger proportion of the votes cast.

Q.	Who will count the vote?
A.	The votes will be counted, tabulated and certified by an Inspector of Elections appointed by our board of directors.
Q.	How does the board of directors recommend that I vote on the proposals?
A.	Our board of directors recommends that you vote:

FOR the election of the two nominees to serve as Class III directors, each for a three-year term; and

FOR the ratification of the appointment of KMJ Corbin & Company LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

FOR the approval of the Reverse Stock Split Amendment.

FOR the approval of the Company’s executive compensation.

FOR “THREE YEARS” for the frequency of future advisory votes on executive compensation.

Q.	Are there other matters to be voted on at the annual meeting?
A.

We do not know of any matters that may come before the annual meeting other than the election of our Class III directors, the ratification of the appointment of our independent registered public accounting firm, the approval of the Reverse Stock Split Amendment, the approval of the Company’s executive compensation; and the vote on the frequency of future advisory votes on executive compensation. If any other matters are properly presented at the annual meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment on the matter.

Q.	How do I attend the annual meeting?
A.

The 2020 annual meeting of stockholders of Novus Therapeutics, Inc. will be held on Tuesday, May 12, 2020 at 11:30 a.m., Pacific Daylight Time, at the Fashion Island Hotel Newport Beach, 690 Newport Center Drive, Newport Beach, California. Regardless of whether you are the “record holder” of your shares or your shares are held in street name, if you held your shares as of the close of business on March 16, 2020, you are welcome to attend the meeting.  Please bring photo identification and proof of ownership as of the record date, March 16, 2020. Each stockholder may appoint only one proxy holder or representative to attend the meeting on his or her behalf.

Q.	Where can I find the voting results?
A.

We plan to announce preliminary voting results at the annual meeting and will report final voting results in a Current Report on Form 8-K filed with the SEC within four business days following the date of our annual meeting.

Q.	What are the costs of soliciting these proxies?
A.

We will bear the cost of soliciting proxies. In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, e-mail, facsimile, and in person without additional compensation. We may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.

Implications of Being a “Smaller Reporting Company”

We qualify as a “smaller reporting company” under the rules promulgated under the Exchange Act. For so long as we remain a smaller reporting company, we are permitted and plan to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not smaller reporting companies. These exemptions include reduced disclosure obligations regarding executive compensation. We may take advantage of some or all these exemptions until such time as we are no longer a smaller reporting company.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Election of Directors

Our board of directors is divided into three classes, with members of each class holding office for staggered three-year terms. There are currently two Class I directors (Erez Chimovits and Cheryl L. Cohen), whose terms expire at the 2021 annual meeting of stockholders; two Class II directors (Keith A. Katkin and John S. McBride), whose terms expire at the 2022 annual meeting of stockholders; and two Class III directors (Gregory J. Flesher and Gary A. Lyons), whose terms expire at this annual meeting of stockholders (in all cases subject to the election and qualification of their successors or to their earlier death, resignation or removal). As described in the biographical information below, a number of the members of our board of directors were associated with Otic Pharma, Ltd. (“Otic”) prior to the combination of Tokai Pharmaceuticals, Inc. (“Tokai”) and Otic in May 2017 (the “Otic Transaction”).

Set forth below are the names and certain information for each continuing member of the board, including the nominees for election as Class III directors, as of March 16, 2020. The information presented includes each director’s and nominee’s principal occupation and business experience for the past five years, and the names of other public companies of which he or she has served as a director during the past five years. The information presented below regarding the specific experience, qualifications, attributes and skills of each director and nominee led our nominating and corporate governance committee and our board of directors to conclude that he or she should serve as a director. In addition, we believe that all of our directors and nominees possess the attributes or characteristics described in “—Corporate Governance Matters—Director Nomination Process” that the nominating and corporate governance committee expects of each director. There are no family relationships among any of our directors, nominees for director, or executive officers.

Name	Age	Position(s)
Class I Directors
Erez Chimovits	56	Director
Cheryl L. Cohen (1)(2)(3)	54	Director
Class II Directors
Keith A. Katkin (2)(3)	48	Chair of the Board of Directors
John S. McBride	67	Director
Class III Director Nominees
Gregory J. Flesher	49	Chief Executive Officer, Director
Gary A. Lyons (1)(2)	68	Director

(1)	Member of the compensation committee.
(2)	Member of the audit committee.
(3)	Member of the nominating and corporate governance committee.

Class I Directors

Erez Chimovits, M.Sc., MBA has served as a member of our board of directors since May 2017. Mr. Chimovits is a Senior Managing Director with OrbiMed, a healthcare investment firm where he has been employed since 2010. He has more than fourteen years of operational experience, including ten years of senior managerial experience in public companies. Prior to joining OrbiMed, he was the Chief Executive Officer of NasVax Ltd. NasVax acquired Protea Vaccine Technologies Ltd. and struck key agreements with GlaxoSmithKline and Novartis. Previously, Mr. Chimovits spent more than seven years with Compugen, as President, Compugen USA Inc. and Executive Vice President, Commercial Operations. While at Compugen, he had profit and loss responsibility for more than 100 people and led multiple transactions with companies including Johnson &Johnson, Novartis, Teva, Abbott, Medarex and others. He currently serves on the boards of LogicBio Therapeutics, Inc., a genome editing company, and BiomX, a microbiome company.  Mr. Chimovits earned his M.B.A., M.Sc. in Microbiology and his B.Sc. from Tel Aviv University. We believe Mr. Chimovits is qualified to serve on our board of directors due to his vast operational and managerial experience in the biopharmaceutical industry, much of which took place in public companies.

Cheryl L. Cohen has served as a member of our board of directors since April 2015 and currently serves on our audit committee, compensation committee, and nominating and corporate governance committee. Ms. Cohen currently serves as President of CLC Consulting, a pharmaceutical and biotechnology consulting firm specializing in new product start-up and commercialization. From September 2011 until July 2014, Ms. Cohen served as Chief Commercial Officer of Medivation, Inc., a publicly traded biopharmaceutical company.  From November 2007 to September 2008, she served as the Vice

President, strategic commercial group, of Health Care Systems, Inc., a Johnson & Johnson company, and from October 1998 to November 2007, she worked at Janssen Biotech, Inc. (formerly Centocor Biotech, Inc.), a Johnson & Johnson company, in a variety of senior sales roles including Vice President, rheumatology franchise. Ms. Cohen began her career at Solvay Pharmaceuticals in a variety of sales positions. Ms. Cohen currently serves on the board of directors of Vital Therapies, Inc., a biotherapeutic company. Ms. Cohen received her B.A. from Saint Joseph College. We believe Ms. Cohen is qualified to serve on our board of directors due to her expertise in drug development and commercialization.

Class II Director

Keith A. Katkin has been a member and the Chair of our board of directors since May 2017 and currently serves on our audit committee and nominating and corporate governance committee. Mr. Katkin joined Otic as the Chairman of its board of directors in November 2015. Mr. Katkin currently serves as the Chief Executive Officer and a member of the board of directors of Urovant Sciences Ltd, a public biopharmaceutical company focused on developing novel therapies for urologic conditions.  Mr. Katkin served as the President and Chief Executive Officer of Avanir Pharmaceuticals from 2007 through the company’s acquisition by Otsuka Pharmaceutical Co. Ltd. in 2015. Avanir Pharmaceuticals focused on the development, acquisition, and commercialization of therapeutic products for the treatment of central nervous system disorders. Prior to serving as President and Chief Executive Officer, Mr. Katkin was the Senior Vice President of Sales and Marketing at Avanir. Prior to joining Avanir, Mr. Katkin served as the Vice President, Commercial Development for Peninsula Pharmaceuticals, playing a key role in the concurrent initial public offering and ultimate sale of the company to Johnson and Johnson. Additionally, Mr. Katkin’s employment experience includes leadership roles at InterMune, Amgen and Abbott Laboratories. Mr. Katkin currently serves on the board of directors of Syndax Pharmaceuticals, Inc., and Rigel Pharmaceuticals, Inc. Mr. Katkin has an M.B.A. from the Anderson School at UCLA and earned his B.S. in Business and Accounting from Indiana University. Mr. Katkin became a licensed certified public accountant in 1995. We believe Mr. Katkin is qualified to serve on our board of directors due to his years of experience in and extensive knowledge of the industry.

John S. McBride has been a member of our board of directors since May 2017. Mr. McBride currently serves as the Chief Financial Officer of Cadent Therapeutics, Inc. Mr. McBride served as Tokai’s Chief Operating Officer from February 2014 to May 2017 and as Tokai’s Chief Financial Officer from September 2016 to May 2017. He previously served as Tokai’s interim Chief Financial Officer from April 2014 until September 2014. Prior to joining Tokai, Mr. McBride founded and served as President of Alliance Life Science Advisors, Inc., a consulting firm focused on assisting life science companies with strategic planning, business development and financing projects, where Mr. McBride was active from March 2012 until February 2014 and became active again beginning in June 2017 until August 2019. Prior to founding Alliance Life Science Advisors, Inc., Mr. McBride was an independent consultant from January 2009 until March 2012. In addition, Mr. McBride previously served as Executive Vice President and Chief Operating Officer of Gloucester Pharmaceuticals, Inc., Global Head of Oncology Licensing at Pharmacia Corporation, Executive Vice President, Business Operations and Chief Financial Officer at CytoTherapeutics, Inc., Vice President, Business Development and Treasurer at Phytera, Inc., Vice President, Commercial Development at Sparta Pharmaceuticals, Inc. and Vice President, Business Development at U.S. Bioscience, Inc.. We believe Mr. McBride is qualified to serve on our board of directors due to his extensive knowledge of the Company and our industry.

Class III Directors Nominees

Gregory J. Flesher has been a member of our board of directors and the Company’s Chief Executive Officer since May 2017. Mr. Flesher was appointed Chief Executive Officer of Otic in July 2015. Mr. Flesher has over 20 years of pharmaceutical industry experience. Prior to joining Otic, Mr. Flesher held positions as Senior Vice President and Chief Business Officer, Vice President of Business Development, and Senior Director of Commercial Strategy at Avanir Pharmaceuticals, Inc. from 2006 to 2015. Mr. Flesher also held positions as Director of Hepatology Sales and Director of Pulmonary Marketing from 2002 to 2006 at InterMune, Inc., as well commercial roles in both the Oncology and Nephrology business units at Amgen, Inc. from 1999 to 2002. Mr. Flesher began his industry career at Eli Lilly and Company where he held positions in both clinical development and global marketing from 1995 to 1998. During his industry tenure, Mr. Flesher has participated in several drug development programs resulting in multiple product approvals and successful launches in the U.S. and Europe. Mr. Flesher currently serves on the board of Adynxx, Inc., a clinical-stage biopharmaceutical company. Mr. Flesher earned his Bachelor of Science in Biology from Purdue University and studied Biochemistry and Molecular Biology at Indiana University School of Medicine. We believe Mr. Flesher is qualified to serve on our board of directors due to his tenure in the industry, which includes a number of senior leadership roles at other biopharmaceutical companies.

Gary A. Lyons has been a member of our board of directors since May 2017 and currently serves on our audit committee and compensation committee. Mr. Lyons has more than 35 years of industry experience. Mr. Lyons is currently a member of the board of directors of Neurocrine Biosciences, Inc., a position he has held since 1993. Mr. Lyons joined Neurocrine in 1993 as Chief Executive Officer until 2008. Mr. Lyons also serves on the board of directors of Brickell Biotech, Inc., and is the Chairman of the board of directors for Rigel Pharmaceuticals and Retrophin Inc. He previously served on the board of directors of PDL BioPharma, Inc. and Facet Biotech Corporation following Facet’s spin-off from PDL, until Facet’s acquisition by Abbott Laboratories in April 2010. From 1983 to 1993, he held a number of management positions at Genentech, including Vice President of Business Development and Vice President of Sales, and also served as a member of Genentech’s Executive Committee. Mr. Lyons was responsible for international licensing, acquisitions and partnering for Genentech’s Corporate Venture Program and had operating responsibility for two subsidiaries, Genentech Canada, Inc. and Genentech Limited (Japan). He holds a B.S. in Marine Biology from the University of New Hampshire and an M.B.A. from Northwestern University’s J.L. Kellogg Graduate School of Management. We believe Mr. Lyons is qualified to serve on our board of directors due to his depth of knowledge of the industry and his many years of experience serving on the board of directors of biopharmaceutical companies.

Corporate Governance Matters

Our board of directors believes that good corporate governance is important to ensure that our company is managed for the long-term benefit of stockholders. This section describes key corporate governance policies and practices that our board of directors has adopted. Complete copies of our corporate governance guidelines, committee charters and code of conduct are available on the Corporate Governance section of our website, which is located at http://ir.novustherapeutics.com/corporate-governance/governance-overview. Alternatively, you can request a copy of any of these documents by writing us at Novus Therapeutics, Inc., 19900 MacArthur Boulevard, Suite 550, Irvine, California 92612, Attention: Investor Relations.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders. These guidelines, which provide a framework for the conduct of our board of directors’ business, provide that:

•	the principal responsibility of our board of directors is to oversee our management;
•	a majority of the members of the board of directors must be independent directors, unless otherwise permitted by Nasdaq rules;
•	the independent directors meet at least twice a year in executive session and at other times at the request of any independent director;
•	directors have full and free access to management and, as necessary and appropriate, independent advisors; and
•	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis.

Board Leadership Structure

Our corporate governance guidelines provide that the nominating and corporate governance committee shall periodically assess the board of directors’ leadership structure, including whether the offices of Chief Executive Officer and Chair of the board of directors should be separate. Our guidelines provide the board of directors with flexibility to determine whether the two roles should be combined or separated based upon our needs and the board of directors’ assessment of its leadership from time to time. We currently separate the roles of Chief Executive Officer and Chair of the board of directors. Our Chief Executive Officer is responsible for setting the strategic direction for our company and the day-to-day leadership and performance of our company, while our Chair of the board of directors presides over meetings of the board of directors, including executive sessions of the board of directors, and performs oversight responsibilities. Because we have an independent Chair, the board of directors has not appointed a separate lead independent director. Our board of directors has three standing committees that currently consist of, and are chaired by, independent directors. Our board of directors delegates substantial responsibilities to the committees, which then report their activities and actions back to the full board of directors. We believe that the independent committees of our board of directors and their chairpersons promote effective independent governance. We believe this structure represents an appropriate allocation of roles and responsibilities for our company at this time because it strikes an effective balance between management and independent leadership participation in our board of directors proceedings.

Board Determination of Independence

Rule 5605 of the Nasdaq Listing Rules requires a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq Listing Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act, and compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under Rule 5605(a)(2) of the Nasdaq Listing Rules, a director will only qualify as an “independent director” if, in the opinion of our board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of Rule 10C-1, the board must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of the director, including any consulting advisory or other compensatory fee paid by such company to the director; and (2) whether the director is affiliated with the company or any of its subsidiaries or affiliates.

Our board of directors undertook a review of the composition of our board of directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that each of the directors who currently serves (or during 2019 served) on our board, with the exceptions of Gregory J. Flesher, John S. McBride and Jodie P. Morrison, is an “independent director” as defined under Rule 5605(a)(2) of the Nasdaq Listing Rules (or was independent during the time of service on our board). Mr. Flesher is not an independent director under Rule 5605(a)(2) because he is our Chief Executive Officer. Mr. McBride is not an “independent director” as defined under Rule 5605(a)(2) because he was our Chief Operating Officer until May 2017. Ms. Morrison was not an “independent director” as defined under Rule 5605(a)(2) because she was the President and Chief Executive Officer of Tokai until May 2017.

Our board of directors also determined that Cheryl L. Cohen, Keith A. Katkin and Gary A. Lyons, who currently serve on our audit committee, satisfy the independence standards for audit committees established by the SEC and the Nasdaq Listing Rules, including the independence requirements contemplated by Rule 10A-3 under the Exchange Act. In addition, our board of directors determined that Cheryl L. Cohen and Gary A. Lyons, who currently serve on our compensation committee, satisfy the independence standards for compensation committees established by the SEC and the Nasdaq Listing Rules, including the independence requirements contemplated by Rule 10C-1 under the Exchange Act. In making such determinations, our board of directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director.

Board of Director Meetings and Attendance

Our board of directors held four meetings during fiscal 2019. During fiscal 2019, each of the directors then in office attended at least 75% of the aggregate of the number of board of director meetings and the number of meetings held by all committees of the board of directors on which such director then served. Our corporate governance guidelines provide that directors are expected to attend the annual meeting of stockholders. All of our directors then in office attended the 2019 annual meeting of stockholders.

Communicating with the Board of Directors

The board of directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The chair of the board of directors is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chair of the board of directors considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to our board of directors should address such communications to Novus Therapeutics, Inc., Attention: Board of Directors, 19900 MacArthur Boulevard, Suite 550, Irvine, California 92612.

Committees of the Board of Directors

We have established an audit committee, a compensation committee and a nominating and corporate governance committee. Each of these committees operates under a charter that has been approved by our board of directors. A copy of each committee’s charter can be found under the Corporate Governance section of our website, which is located at http://ir.novustherapeutics.com/corporate-governance/governance-overview.

Audit Committee

Our audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;
•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;
•	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;
•	overseeing our internal audit function, if any;
•	discussing our risk management policies;
•	establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;
•	meeting independently with our internal auditing staff, if any, our independent registered public accounting firm and management;
•	reviewing and approving or ratifying any related person transactions; and
•	preparing the audit committee report required by SEC rules.

The members of our audit committee are Cheryl L. Cohen, Keith A. Katkin and Gary A. Lyons. Mr. Lyons chairs the audit committee. Our board of directors has determined that Keith A. Katkin and Gary A. Lyons each qualifies as an “audit committee financial expert” within the meaning of applicable SEC rules. The audit committee held four meetings during fiscal 2019.

Compensation Committee

Our compensation committee’s responsibilities include:

•	reviewing and approving, or making recommendations to our board of directors with respect to, the compensation of our Chief Executive Officer and other executive officers;
•	overseeing the evaluation of our senior executives;
•	reviewing and making recommendations to our board of directors with respect to our incentive-compensation and equity-based compensation plans;
•	overseeing and administering our equity-based plans;
•	reviewing and making recommendations to our board of directors with respect to director compensation;
•	reviewing and discussing with management our “Compensation Discussion and Analysis” disclosure (to the extent such disclosure is required by SEC rules); and
•	preparing the compensation committee report (to the extent such report is required by SEC rules).

The members of our compensation committee are Cheryl L. Cohen and Gary A. Lyons. Ms. Cohen chairs the compensation committee. The compensation committee held five meetings during fiscal 2019.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee’s responsibilities include:

•	identifying individuals qualified to become members of our board of directors;
•	recommending to our board of directors the persons to be nominated for election as directors and to each of our board of directors’ committees;
•	developing and recommending corporate governance principles to our board of directors; and
•	overseeing an annual evaluation of our board of directors.

The current members of our nominating and corporate governance committee are Cheryl L. Cohen and Keith A. Katkin. Mr. Katkin chairs the nominating and corporate governance committee. The nominating and corporate governance committee held two meetings during fiscal 2019.

Director Nomination Process

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the nominating and corporate governance committee and our board of directors.

Criteria and Diversity

In considering whether to recommend to our board of directors any particular candidate for inclusion in our board of directors’ slate of recommended director nominees, including candidates recommended by stockholders, the nominating and corporate governance committee of our board of directors applies the criteria set forth in our corporate governance guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, the ability to act in the interests of all stockholders and lack of conflicts of interest.

The director biographies on pages 6 to 8 indicate each nominee’s experience, qualifications, attributes and skills that led our nominating and corporate governance committee and our board of directors to conclude he or she should continue to serve as a director. Our nominating and corporate governance committee and our board of directors believe that each of the nominees has the individual attributes and characteristics required of each of our directors, and the nominees as a group, together with the incumbent directors, possess the skill sets and specific experience desired of our board of directors as a whole.

Our nominating and corporate governance committee does not have a policy (formal or informal) with respect to diversity, but believes that our board, taken as a whole, should embody a diverse set of skills, experiences and backgrounds. In this regard, the nominating and corporate governance committee also takes into consideration the diversity (for example, with respect to gender, race and national origin) of our board members. The nominating and corporate governance committee does not make any particular weighting of diversity or any other characteristic in evaluating nominees and directors.

Stockholder Recommendations and Nominations

Stockholders may recommend individuals to our nominating and corporate governance committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to Novus Therapeutics, Inc., Attention: Nominating and Corporate Governance Committee, 19900 MacArthur Boulevard, Suite 550, Irvine, California 92612. Assuming that appropriate biographical and background material has been provided on or before the dates set forth in this proxy statement under the heading “Other Matters – Stockholder Proposals for our 2020 Annual Meeting,” the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for the next annual meeting.

Stockholders also have the right under our by-laws to directly nominate director candidates for consideration at any annual meeting, without inclusion of such candidate(s) in the Company’s proxy materials and without any action or recommendation on the part of the nominating and corporate governance committee or our board of directors, by following the procedures set forth under “Other Matters – Stockholder Proposals for our 2021 Annual Meeting.”

Oversight of Risk

Our board of directors oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-day basis. The role of our board of directors and its committees is to oversee the risk management activities of management. Our board of directors fulfills this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices. In general, our board of directors oversees risk management activities relating to business strategy, acquisitions, capital allocation, organizational structure and certain operational risks; our audit committee oversees risk management activities related to financial controls and legal and compliance risks; our compensation committee oversees risk management activities relating to our compensation policies and practices; and our nominating and corporate governance committee oversees risk management activities relating to the composition of our board of directors and management succession planning. Each committee reports to the full board of directors on a regular basis, including reports with respect to the committee’s risk oversight activities, as appropriate. In addition, since risk issues often overlap, committees from time to time request that the full board of directors discuss particular risks.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves, or in the past has served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our board of directors or our compensation committee. None of the members of our compensation committee is an officer or employee of our company, and none of the members of our compensation committee has ever been an officer or employee of our company.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code is available on the Corporate Governance section of our website, which is located at http://ir.novustherapeutics.com/corporate-governance/governance-overview. We intend to disclose on our website any amendments to, or waivers from, the code of business conduct and ethics that are required to be disclosed pursuant to the disclosure requirements of Item 5.05 of Form 8-K.

Policies and Procedures for Related Person Transactions

Our board of directors has adopted a written related person transaction policy to set forth policies and procedures for the review and approval or ratification of related person transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, the amount involved exceeds the lesser of $120,000 or one percent of the average of the our total assets at year end for the last two completed fiscal years, and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person.

Our related person transaction policy contains exceptions for any transaction or interest that is not considered a related person transaction under SEC rules as in effect from time to time. In addition, the policy provides that an interest arising solely from a related person’s position as an executive officer of another entity that is a participant in a transaction with us will not be subject to the policy if each of the following conditions is met:

•	the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity;
•

the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction with us and do not receive any special benefits as a result of the transaction; and

•	the amount involved in the transaction is less than the greater of $200,000 and 5% of the annual gross revenue of the company receiving payment under the transaction.

The policy provides that any related person transaction proposed to be entered into by us must be reported to our Chief Executive Officer or Chief Financial Officer and will be reviewed and approved by our audit committee in accordance with the terms of the policy, prior to effectiveness or consummation of the transaction whenever practicable. The policy provides that if our Chief Executive Officer or Chief Financial Officer determines that advance approval of a related person transaction is not practicable under the circumstances, our audit committee will review and, in its discretion, may ratify the related person transaction at the next meeting of the audit committee. The policy also provides that alternatively, our Chief Executive Officer or Chief Financial Officer may present a related person transaction arising in the time period between meetings of the audit committee to the chair of the audit committee, who will review and may approve the related person transaction, subject to ratification by the audit committee at the next meeting of the audit committee.

In addition, the policy provides that any related person transaction previously approved by the audit committee or otherwise already existing that is ongoing in nature will be reviewed by the audit committee annually to ensure that such related person transaction has been conducted in accordance with the previous approval granted by the audit committee, if any, and that all required disclosures regarding the related person transaction are made.

The policy provides that transactions involving compensation of executive officers will be reviewed and approved by our compensation committee in the manner to be specified in the charter of the compensation committee.

A related person transaction reviewed under this policy will be considered approved or ratified if it is authorized by the audit committee in accordance with the standards set forth in the policy after full disclosure of the related person’s interests in the transaction. As appropriate for the circumstances, the policy provides that the audit committee will review and consider:

•	the related person’s interest in the related person transaction;
•	the approximate dollar value of the amount involved in the related person transaction;
•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of business of our company;
•	whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to us than the terms that could have been reached with an unrelated third party;
•	the purpose of, and the potential benefits to us of, the transaction; and
•

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The policy provides that the audit committee will review all relevant information available to it about the related person transaction. The policy provides that the audit committee may approve or ratify the related person transaction only if the audit committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. The policy provides that the audit committee may, in its sole discretion, impose such conditions as it deems appropriate on us or the related person in connection with approval of the related person transaction.

Related Person Transactions

We have not been a party to any transaction since January 1, 2018 in which the amounts involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year end for the last two years, and in which any of our directors, executive officers, nominees for director or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest that is reportable pursuant to Item 404(a) of Regulation S-K.

EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

Executive Officers

Certain information regarding our executive officers who are not directors, as of March 16, 2020, is set forth below.

Name	Age	Position(s)
Catherine C. Turkel	59	President
Jon S. Kuwahara	54	Senior Vice President of Finance and Administration

Catherine C. Turkel, PharmD, MBA, PhD. has served as our Chief Development Officer since November 2015 and has served as our President since November 2017. She is responsible for leading Novus’ preclinical, clinical, regulatory, quality assurance and CMC functions globally. Dr. Turkel has more than 30 years of combined clinical practice and drug development experience. Dr. Turkel has successfully led global development project teams resulting in multiple registrations of new drug treatments around the world. Prior to Novus, Dr. Turkel held several R&D leadership positions at Allergan, Inc., including Vice President of Clinical Development for Neurology, Urology, and Pain, Vice President of Global Medical Affairs, and other positions between 1998 and 2015. Prior to Allergan, Dr. Turkel was Director of Drug Development, Regulatory Affairs and Data Management at Cypros Pharmaceuticals from 1995 to 1998. Dr. Turkel industry tenure also includes past positions at IVAC Corporation, California Clinical Trials, and Siemens Infusion Systems as well as many years as a hospital based critical care pharmacist. Dr. Turkel holds a Doctor of Pharmacy from the University of the Pacific, an MBA from the University of California, Irvine, and a Doctor of Philosophy in Business from Capella University.

Jon S. Kuwahara, CPA has served as our Senior Vice President of Finance and Administration since July 2017. He has over 25 years of finance and operations experience, primarily within the pharmaceutical industry. In his previous roles, Mr. Kuwahara directed all aspects of finance and accounting operations, including financial reporting, internal controls, treasury management, and budgeting. Prior to joining the Company, from June 2016 to June 2017, Mr. Kuwahara served as Vice President of Finance at Espero Pharmaceuticals, a private pharmaceutical company focused on the development and commercialization of cardiovascular products. Prior to Espero, from November 2014 to June 2016, Mr. Kuwahara served in multiple roles, most recently as Corporate Controller, at Avanir Pharmaceuticals. Prior to Avanir, from October 2010 to October 2014, Mr. Kuwahara served as Assistant Corporate Controller at Questcor Pharmaceuticals, a public specialty pharmaceutical company (acquired by Mallinckrodt Pharmaceuticals). From December 2015 until September 2018, Mr. Kuwahara served as a member of the Board of Directors, and Chairman of the Audit Committee, for Emmaus Life Sciences, Inc., a biopharmaceutical company focused on rare and orphan diseases. Mr. Kuwahara holds a B.B.A. with emphasis in accounting from the University of Hawaii and is a certified public accountant in California and Hawaii.

Executive Compensation

This section discusses the material elements of our executive compensation policies for our “named executive officers” and the most important factors relevant to an analysis of these policies. For 2019, our “named executive officers” include Gregory J. Flesher, our Chief Executive Officer, and our two other most highly compensated executive officers who served during the year ended December 31, 2019, Catherine C. Turkel, our President, and Jon S. Kuwahara, our Senior Vice President of Finance and Administration. In addition, this section provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our named executive officers and is intended to place in perspective the data presented in the following tables and the corresponding narrative.

Summary Compensation Table

The following table sets forth information regarding compensation earned by our named executive officers during the years ended December 31, 2019 and 2018.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Gregory J. Flesher (2)	2019	480,436	—	66,847	293,683	—	1,698	(3)	842,664
Chief Executive Officer	2018	459,865	—	99,255	191,327	191,194	1,440	(3)	943,081
Catherine C. Turkel	2019	368,403	—	53,478	171,666	—	4,110	(3)	597,657
President	2018	357,673	—	64,661	81,272	118,965	2,930	(3)	625,501
Jon S. Kuwahara	2019	295,722	—	—	95,679	—		(3)	391,401
Senior Vice President of Finance and Administration	2018	281,065	—	36,372	40,636	70,117	1,391	(3)	429,581

(1)

These amounts represent the aggregate grant date fair value of awards for 2019 and 2018 computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718, or FASB ASC Topic 718. See Note 6 to the financial statements in our Annual Report on Form 10-K for the year ended December 31, 2018 regarding assumptions underlying the valuation of equity awards.

(2)

Mr. Flesher also served as a member of our board of directors during the years ended December 31, 2018 and December 31, 2019 but did not receive any additional compensation for his service as a director.

(3)	Represents the value of the company-paid premiums for group term life insurance.

Narrative Disclosure to Summary Compensation Table

We review compensation for our executive officers annually. The material terms of the elements of our executive compensation program for 2019 are described below.

Our compensation committee sets base salaries and bonus opportunities and grants equity incentive awards to our executive officers. In setting base salaries and bonus opportunities and granting equity incentive awards, our compensation committee considers compensation for comparable positions in the market, the historical compensation levels of our executives, individual and corporate performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders, and a long-term commitment to our company. As part of this process, Mr. Flesher, as our Chief Executive Officer, prepares performance evaluations for the other executive officers and recommends annual salary increases, annual stock option awards and cash bonuses to the compensation committee. The compensation committee conducts a performance evaluation of Mr. Flesher. Prior to approving compensation for our executive officers, the compensation committee consults with the full board of directors.

From time to time, we may retain independent compensation consultants as we consider appropriate to help identify appropriate peer group companies and to obtain and evaluate executive compensation data.  In 2018, we retained compensation consultants in designing our executive compensation programs.

Base Salary

For 2019, Mr. Flesher’s annual base salary was $486,675, Dr. Turkel’s annual base salary was $371,315 and Mr. Kuwahara’s annual base salary was $300,298. We use base salaries to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our named executive officers. None of our named executive officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary.

Annual Bonus

Our board of directors may, in its discretion, award bonuses to our named executive officers from time to time.

In early 2019, our compensation committee established annual targets for each of Mr. Flesher, Dr. Turkel and Mr. Kuwahara of up to 50%, 40%, and 30% of their respective base salaries and corporate performance goals for 2019 and the weighting for each goal.  These corporate performance goals included key strategic goals related to drug development, the commencement of certain clinical programs, intellectual property exclusivity activities, and financing and cash management.  In December 2019, our compensation committee recommended to the board of directors that no cash bonus should be paid for 2019. The board of directors subsequently approved this recommendation for Mr. Flesher, Dr. Turkel, and Mr. Kuwahara.

For 2020, our compensation committee established annual targets for each of Mr. Flesher, Dr. Turkel and Mr. Kuwahara of up to 50%, 40%, and 30% of their respective base salaries and corporate performance goals and the weighting for each goal.  These corporate performance goals included key strategic goals related to certain clinical program milestones and financing activities.

Equity Incentives

Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers or any formal equity ownership guidelines applicable to them, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incentivizes our executive officers to remain in our employment during the vesting period. Accordingly, our compensation committee and board of directors periodically review the equity incentive compensation of our named executive officers and from time to time may grant equity incentive awards to them in the form of stock options or restricted stock unit awards.

In March 2019, as part of its annual compensation review, the compensation committee awarded Mr. Flesher an option to purchase 90,000 shares of common stock and 25,000 performance restricted stock units (“RSUs”), Dr. Turkel an option to purchase 50,000 shares of common stock and 20,000 performance RSUs, and Mr. Kuwahara an option to purchase 25,000 shares of common stock. Additionally, in September 2019, the compensation committee awarded Mr. Flesher an option to purchase 100,000 shares of common stock, Dr. Turkel an option to purchase 75,000 shares of common stock, and Mr. Kuwahara an option to purchase 60,000 shares of common stock. All of these awards are subject to time-based or performance vesting. For the outstanding equity awards held by our named executed officers see “Outstanding Equity Awards at Fiscal Year End 2019” below.

Outstanding Equity Awards at Fiscal Year End 2019

The following table sets forth information regarding outstanding equity awards held by our named executive officers during the year ended of December 31, 2019.

Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
Gregory J. Flesher	20,301		—	(1)	19.76	10/22/25
	4,733		—	(2)	19.76	12/15/26
	129,167		20,833	(3)	5.50	5/24/27
	100,000	(4)	—		5.50	5/24/27
	24,719		31,781	(8)	4.83	3/10/28
	16,875		73,125	(9)	3.72	3/14/29
	—		100,000	(10)	0.67	9/26/29
	—						25,000	(11)	14,500
Catherine C. Turkel	4,826		—	(5)	19.76	12/29/25
	939		134	(2)	19.76	12/15/26
	31,000		5,000	(3)	5.50	5/24/27
	16,500	(4)	—		5.50	5/24/27
	26,042		23,958	(6)	4.21	11/6/27
	10,500		13,500	(8)	4.83	3/10/28
	9,375		40,625	(9)	3.72	3/14/29
	—		75,000	(10)	0.67	9/26/29
	—						20,000	(11)	11,600
Jon S. Kuwahara	21,146		13,854	(7)	5.61	7/10/27
	5,250		6,750	(8)	4.83	3/10/28
	4,688		20,312	(9)	3.72	3/14/29
	—		60,000	(10)	0.67	9/26/29

(1)

This option vested as to 25.000% of the shares underlying the option on July 30, 2016 and vests as to an additional 6.250% of the shares underlying the option on the last day of each quarter thereafter through July 30, 2019.

(2)

This option vested as to 25.000% of the shares underlying the option on May 9, 2017 and vests as to an additional 6.250% of the shares underlying the option on the last day of each quarter thereafter through May 9, 2020.

(3)	This option vests as to 2.778% of the shares underlying the option on the 24th day of each month through May 24, 2021.
(4)	This option vested on November 26, 2018 upon the enrollment of the first patient in the Company’s first clinical study of OP-02.
(5)

This option vested as to 25.000% of the shares underlying the option on December 30, 2015 and vests as to an additional 6.250% of the shares underlying the option on the last day of each quarter thereafter through December 30, 2019.

(6)

This option vests as to 25.000% of the shares underlying the option on November 6, 2018 and vests as to an additional 2.083% of the shares underlying the option on the 6th day of each month thereafter through November 6, 2021.

(7)

This option vests as to 25.000% of the shares underlying the option on July 10, 2018 and vests as to an additional 2.083% of the shares underlying the option on the 6th day of each month thereafter through July 10, 2021.

(8)

This option vests as to 25.000% of the shares underlying the option on March 13, 2019 and vests as to an additional 2.083% of the shares underlying the option on the 13th day of each month thereafter through March 13, 2022.

(9)

This option vests as to 6.250% of the shares underlying the option on June 14, 2019 and vests as to an additional 6.250% of the shares underlying the option on the 14th day of each quarter thereafter through March 14, 2023.

(10)	This option vests as to 50.000% of the shares underlying the option on September 26, 2020 and vests as to an additional 50.000% of the shares underlying the option on September 26, 2021.
(11)	This RSU vests upon the later of March 14, 2020 or the completion of enrollment in the Company’s Phase 2b clinical study.

Stock Vested

The following table sets forth the vesting in 2019 of shares of restricted stock or restricted stock units held by the named executive officers.

	Stock Awards
Name	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(1)
Gregory J. Flesher, Chief Executive Officer	30,700	81,355
Catherine C. Turkel, President	20,000	53,000
Jon S. Kuwahara, Senior Vice President of Finance and Administration	11,250	29,813

(1)Amount represents the fair value of the underlying common stock on the date of vesting.

Employment Agreements and Potential Payments upon Termination or Change in Control

Employment Agreements

Mr. Flesher, Dr. Turkel and Mr. Kuwahara are each party to an employment agreement with the Company. Each employment agreement provides, among other things, that in the event the applicable executive officer is subject to an involuntary termination within 12 months following a change in control of the Company, the executive officer is entitled to receive: (i) acceleration of 100% of such officer’s unvested Company equity-based awards; (ii) a lump sum severance payment equal to a multiple of the sum of (x) the annual base salary which the officer was receiving immediately prior to the qualifying termination, plus (y) the larger of (1) the officer’s annual target bonus or (2) the annual bonus earned by the officer for the year preceding the year of termination; (iii) a lump sum payment equal to a pro rata portion of such officer’s target annual bonus amount for the year in which the qualifying termination occurs, and (iv) continuation of payment by the Company of the full cost of the health insurance benefits provided to such officer for a specified period. The employment agreement further provides, among other things, that in the event the applicable officer’s employment is terminated by the Company other than for cause, death or disability or by him or her for good reason (in each case not in connection with a change in control), the officer will receive (i) severance payments for a specified period after the date of termination equal to the base salary which the officer was receiving immediately prior to the qualifying termination; and (ii) continuation of payment by the Company of the full cost of the health insurance benefits provided to such officer for a specified period.

401(k) Retirement Plan

We maintain a 401(k) retirement plan that is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Internal Revenue Code. In general, all of our employees are eligible to participate, beginning on the first day of the month following commencement of their employment. The 401(k) plan includes a salary deferral arrangement pursuant to which participants may elect to reduce their current compensation by up to the statutorily prescribed limit, equal to $19,000 in 2019, and have the amount of the reduction contributed to the 401(k) plan. In 2019, the Company did not match any employee contributions.

Limitation of Liability and Indemnification

As permitted by Delaware law, we have adopted provisions in our restated certificate of incorporation (the “Certificate of Incorporation”) that limit or eliminate the personal liability of our directors. Our Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breaches of their fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;
•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	any unlawful payments related to dividends or unlawful stock repurchases, redemptions or other distributions; or
•	any transaction from which the director derived an improper personal benefit.

These limitations do not apply to liabilities arising under federal securities laws and do not affect the availability of equitable remedies, including injunctive relief or rescission. If Delaware law is amended to authorize the further elimination or limiting of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law as so amended.

As permitted by Delaware law, our Certificate of Incorporation also provides that:

•	we will indemnify our directors and officers to the fullest extent permitted by law;
•	we may indemnify our other employees and other agents to the same extent that we indemnify our officers and directors, unless otherwise determined by our board of directors; and
•	we will advance expenses to our directors and officers in connection with legal proceedings to the fullest extent permitted by law.

The indemnification provisions contained in our Certificate of Incorporation are not exclusive. In addition, we have entered into indemnification agreements with each of our directors and executive officers. Each of these indemnification agreements provides, among other things, that we will indemnify such director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as a director or executive officer, as applicable, provided that he or she acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, our best interests and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Each of these indemnification agreements provides that in the event that we do not assume the defense of a claim against a director or executive officer, as applicable, we are required to advance his or her expenses in connection with his or her defense, provided that he or she undertakes to repay all amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified by us.

We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we understand that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

In addition, we maintain standard policies of insurance under which coverage is provided to our directors and officers against losses arising from claims made by reason of breach of duty or other wrongful act, and to us with respect to payments which may be made by us to such directors and officers pursuant to the above indemnification provisions or otherwise as a matter of law.

DIRECTOR COMPENSATION

Director Compensation

Our board of directors has approved a compensation policy for our non-employee directors that is designed to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders. Following the consummation of the Otic Transaction and the resulting reverse stock split of our common stock, the compensation committee engaged with its independent compensation consultant to review the Company’s compensation practices for non-employees directors. As a result of this compensation review, the board of directors approved the following compensation for non-employee directors, commencing as of June 30, 2018:

•

each non-employee director will be granted options to purchase shares of common stock as determined from time to time by the board upon recommendation of the compensation committee (with a comparable cash award to be provided in the event any non-employee director is unable to accept equity compensation awards as a director);
•	each non-employee director will receive an annual cash fee of $35,000 ($65,000 for the chair of the board of directors);
•	each non-employee director who is a member of the audit committee will receive an additional annual cash fee of $7,500 ($15,000 for the audit committee chair);
•	each non-employee director who is a member of the compensation committee will receive an additional annual cash fee of $5,000 ($10,000 for the compensation committee chair); and
•

each non-employee director who is a member of the nominating and corporate governance committee will receive an additional annual cash fee of $3,750 ($7,500 for the nominating and corporate governance committee chair).

The stock options granted to our non-employee directors will have an exercise price equal to the fair market value of our common stock on the date of grant and will expire ten years after the date of grant. Subject to the director’s continued service on our board of directors, the stock options granted to our non-employee directors will vest on the first anniversary from the date of grant.

The annual cash fee will be payable quarterly in arrears on the last day of each quarter. The amount of each payment will be prorated for any portion of a quarter that a director is not serving on our board of directors.

Each non-employee director is also entitled to reimbursement for reasonable travel and other expenses incurred in connection with attending meetings of the board of directors and any committee on which he or she serves.

The following table sets forth information regarding compensation earned by our non-employee directors during 2019.

Fiscal Year 2019 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Keith A. Katkin	75,000	11,187	86,187
Gary A. Lyons	58,750	11,187	69,937
Cheryl L. Cohen	52,500	11,187	63,687
John S. McBride	35,000	11,187	46,187
Erez Chimovits	73,833	11,187	85,020

(1)

These amounts represent the aggregate grant date fair value of awards computed in accordance with FASB ASB Topic 718. See Note 6 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2019 regarding assumptions underlying the valuation of equity awards.

 As of December 31, 2019, our non-employee directors held the following stock options, all of which were granted under our 2014 Stock Incentive Plan:

Name	Option Awards
Keith A. Katkin	20,000
Cheryl L. Cohen	20,000
Gary A. Lyons	20,000
John S. McBride	20,000
Erez Chimovits	20,000

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table contains information about our equity compensation plans as of December 31, 2019. As of December 31, 2019, we had three equity compensation plans, each of which was approved by our stockholders: our 2007 Stock Incentive Plan or 2007 Plan, our 2014 Stock Incentive Plan or 2014 Plan, and our 2014 Employee Stock Purchase Plan, or 2014 ESPP.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	1,700,235	(1)	$7.67	641,676	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	1,700,235		$7.67	641,676	(3)

(1)

Consists of (i) 84,612 shares to be issued upon exercise of outstanding options under our 2007 Plan as of December 31, 2019 and (ii) 1,615,623 shares to be issued upon exercise of outstanding options under our 2014 Plan as of December 31, 2019. Excludes a total of 55,000 shares of common stock issuable upon the vesting of restricted stock units.

(2)

Consists of (i) 337,955 shares that remained available for future issuance under our 2014 Plan as of December 31, 2019 and (ii) 303,721 shares that remained available for future issuance under our 2014 ESPP as of December 31, 2019. No shares remained available for future issuance under the 2007 Plan as of December 31, 2019.

(3)

Effective as of August 1, 2018, the board of directors amended the Company’s 2014 Plan and the 2014 ESPP to reduce the share reserves under the respective plans.  These reductions were made to equitably adjust the share reserves in accordance with the terms under each plan.  As a result of these equitable adjustments: (1) the number of shares of common stock authorized for issuance under the 2014 Plan (excluding shares underlying outstanding awards as of August 1, 2018) was reduced to 766,500 shares and the maximum number of shares that can be added to the 2014 Plan under the evergreen provision of the 2014 Plan was reduced from 1,800,000 to 550,000 shares annually; and (2) the number of shares of common stock authorized for future issuance under the 2014 ESPP was reduced to 209,500 shares (excluding shares previously issued under the 2014 ESPP prior to August 1, 2008) and the maximum number of shares that be added to the 2014 ESPP under the evergreen provision set forth in the 2014 ESPP was reduced from 450,000 to 135,000 shares annually.  The evergreen provision under the 2014 Plan allows for an annual increase in the number of shares available for issuance under the 2014 Plan to be added on the first day of each fiscal year, beginning with the fiscal year ending December 31, 2015 and continuing for each fiscal year until, and including, the fiscal year ending December 31, 2024, equal to the least of 550,000 shares of our common stock, 4% of the number of shares of our common stock outstanding on the first day of the applicable fiscal year or an amount determined by our board of directors. On March 31, 2019, 376,885 additional shares were reserved for issuance under the 2014 Plan pursuant to this provision. The evergreen provision under the 2014 ESPP allows for an annual increase in the number of shares available for issuance under the 2014 ESPP to be added on the first day of each fiscal year, beginning on January 1, 2015 and ending on December 31, 2024, in an amount equal to the least of 135,000 shares of our common stock, 1% of the total number of shares of our common stock outstanding on the first day of the applicable fiscal year or an amount determined by our board of directors. On March 31, 2019, 94,221 additional shares were reserved for issuance under the 2014 ESPP pursuant to this provision.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Our audit committee has reviewed our audited consolidated financial statements for the fiscal year ended December 31, 2019 and discussed them with our management and our independent registered public accounting firm for the year ended December 31, 2019, KMJ Corbin & Company LLP.

Our audit committee has also received from, and discussed with, KMJ Corbin & Company LLP various communications that KMJ Corbin & Company LLP is required to provide to our audit committee, including the matters required to be discussed under the applicable standards of the Public Company Accounting Oversight Board.

In addition, KMJ Corbin & Company LLP provided our audit committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with the Company’s independent registered public accounting firm their independence.

Based on the review and discussions referred to above, our audit committee recommended to our board of directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2019.

By the audit committee of the board of directors of Novus Therapeutics, Inc.

Cheryl L. Cohen

Keith A. Katkin

Gary A. Lyons

MATTERS TO BE VOTED ON

Proposal 1: Election of Directors

Our Certificate of Incorporation provides for a classified board of directors. This means our board of directors is divided into three classes, with each class having as nearly as possible an equal number of directors. The term of service of each class of directors is staggered so that the term of one class expires at each annual meeting of the stockholders.

Our board of directors currently consists of six members, divided into three classes as follows:

•	Class I is comprised of Erez Chimovits and Cheryl L. Cohen, each with a term ending at the 2021 annual meeting of stockholders;
•	Class II is comprised of Keith A. Katkin and John S. McBride, each with a term ending at the 2022 meeting of stockholders; and
•	Class III is comprised of Gregory J. Flesher and Gary A. Lyons, each with a term ending at this annual meeting of stockholders.

At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring. Our board of directors, on the recommendation of our nominating and corporate governance committee, has nominated Gregory J. Flesher and Gary A. Lyons for election as Class III directors, each with a term ending at the 2023 annual meeting of stockholders. Mr. Flesher currently serves as our Chief Executive Officer. Mr. Lyons has been a member of our board of directors since May 2017 and currently serves as a member of our audit committee and compensation committee.

Unless otherwise instructed in the proxy, all proxies will be voted “FOR” the election of each of the Class III nominees identified above to a three-year term ending at the 2023 annual meeting of stockholders, each such nominee to hold office until his successor has been duly elected and qualified. Each of the nominees has indicated a willingness to continue to serve as director, if elected. In the event that any nominee should be unable to serve, discretionary authority is reserved for the named proxy holders to vote for a substitute, or to reduce the number of directors to be elected, or both. We do not expect that any of the nominees will be unable to serve if elected.

A plurality of the combined voting power of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote is required to elect each nominee as a director.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF GREGORY J. FLESHER AND GARY A. LYONS TO SERVE AS CLASS III DIRECTORS.

Proposal 2: Ratification of the Appointment of Independent Registered Public Accounting Firm

The audit committee has re-appointed KMJ Corbin & Company LLP (“KMJ”), an independent registered public accounting firm, as independent auditors for the fiscal year ending December 31, 2020. KMJ has served as our independent registered public accounting firm since July 2019. The audit committee reviews the performance of the independent registered public accounting firm annually.

At the annual meeting, our stockholders are being asked to ratify the appointment of KMJ as our independent registered public accounting firm for 2020. Although stockholder approval of the audit committee’s appointment of KMJ is not required by law, our board of directors believes that it is advisable to give stockholders an opportunity to ratify this appointment. In the event of a negative vote on this proposal, the audit committee will reconsider its selection. Even if this appointment is ratified, the audit committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of the Company and its stockholders. KMJ has no direct or indirect material financial interest in our company or our subsidiaries. Representatives of KMJ are expected to be present at the annual meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from our stockholders.

Dismissal of Ernst & Young LLP

As previously disclosed in our Current Report on Form 8-K filed on July 11, 2019, Ernst & Young LLP (“EY”), an independent registered public accounting firm, served as our independent auditors until July 11, 2019 when our audit committee dismissed EY and approved the appointment of KMJ.

During the fiscal years ended December 31, 2018 and 2017, and the subsequent interim period through July 11, 2019, there were no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between us and EY on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which disagreements, if not resolved to the satisfaction of EY would have caused EY to make reference thereto in their reports on the financial statements.

As disclosed in our Current Report on Form 8-K filed July 11, 2019, we provided EY with a copy of the disclosures it made in the Form 8-K (which are repeated above) and requested that EY furnish us with a letter addressed to the SEC stating whether it agrees with the statements contained herein. A copy of EY’s letter, dated July 11, 2019, was filed as Exhibit 16.1 to our Current Report on Form 8-K filed on July 11, 2019.

During the fiscal years ended December 31, 2018 and 2017, and the subsequent interim period through July 11, 2019, neither we, nor anyone acting on its behalf, consulted with KMJ regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on our financial statements, and KMJ did not provide either a written report or oral advice to the Company that was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Audit Fees and Services

KMJ was our independent registered public firm for the year ended December 31, 2019 and EY was our independent registered public accounting firm for the year ended December 31, 2018. The following table summarizes the fees of KMJ and EY billed to us for each of the last two fiscal years. All of such services and fees were pre-approved by our audit committee in accordance with the “Pre-Approval Policies and Procedures” described below.

Fee Category	2019	2018
Audit Fees(1)	$511,070	$541,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$511,070	$541,000

(1)

“Audit Fees” consist of fees for the audit of our annual financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, other SEC filings, and other professional services provided in connection with regulatory filings or engagements.

Pre-Approval Policies and Procedures

Our audit committee has adopted procedures requiring the pre-approval of all audit and non-audit services performed by our independent registered public accounting firm in order to assure that these services do not impair the auditor’s independence. These procedures generally approve the performance of specific services subject to a cost limit for all such services. This general approval is to be reviewed, and if necessary modified, at least annually. Management must obtain the specific prior approval of the audit committee for each engagement of the independent registered public accounting firm to perform other audit-related or other non-audit services. The audit committee does not delegate its responsibility to approve services performed by the independent registered public accounting firm to any member of management. Our audit committee has delegated authority to the committee chair to pre-approve any audit or non-audit service to be provided to us by our independent registered public accounting firm provided that the fees for such services do not exceed $50,000. Any approval of services by the committee chair pursuant to this delegated authority must be reported to the audit committee at the next meeting of the committee.

The standard applied by the audit committee, or the chair of the audit committee, in determining whether to grant approval of any type of non-audit service, or of any specific engagement to perform a non-audit service, is whether the services to be performed, the compensation to be paid therefore and other related factors are consistent with the independent registered public accounting firm’s independence under guidelines of the SEC and applicable professional standards. Relevant considerations include whether the work product is likely to be subject to, or implicated in, audit procedures during the audit of our financial statements, whether the independent registered public accounting firm would be functioning in the role of management or in an advocacy role, whether the independent registered public accounting firm’s performance of the service would enhance our ability to manage or control risk or improve audit quality, whether such performance would increase efficiency because of the independent registered public accounting firm’s familiarity with our business, personnel, culture, systems, risk profile and other factors, and whether the amount of fees involved, or the non-audit services portion of the total fees payable to the independent registered public accounting firm in the period would tend to reduce the independent registered public accounting firm’s ability to exercise independent judgment in performing the audit.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KMJ CORBIN & COMPANY LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

Proposal 3: Approval of Reverse Stock Split Amendment

On     , 2020, our board of directors unanimously approved, subject to stockholder approval, a certificate of amendment to our Certificate of Incorporation to effect a reverse stock split of our outstanding common stock by combining outstanding shares of common stock into a lesser number of outstanding shares of common stock at a ratio ranging from 1 share-for-10 shares up to a ratio of 1 share-for-30 shares, which ratio will be selected by the our board of directors and set forth in a public announcement (the “Reverse Stock Split”). The board of directors may alternatively elect in its sole discretion to abandon such proposed certificate of amendment and not effect the Reverse Stock Split authorized by stockholders. Upon the effectiveness of the certificate of amendment to our Certificate of Incorporation effecting the Reverse Stock Split, the outstanding shares of our common stock will be reclassified and combined into a lesser number of shares such that one share of our common stock will be issued for a specified number of shares in accordance with the ratio for the Reverse Stock Split selected by our board of directors.

The form of the proposed certificate of amendment to our Certificate of Incorporation to effect the Reverse Stock Split is attached as Appendix A to this proxy statement. The certificate of amendment to our Certificate of Incorporation that will be filed to effect the Reverse Stock Split will include the Reverse Stock Split ratio fixed by our board of directors, within the range approved by our stockholders.

If the Reverse Stock Split Amendment is approved by our stockholders, our board of directors would have the sole discretion to effect the Reverse Stock Split at any time prior to December 31, 2020, and to fix the specific ratio for the Reverse Stock Split, provided that the ratio would be not less than 1-for-10 and not more than 1-for-30. We believe that enabling our board of directors to fix the specific ratio of the Reverse Stock Split within the stated range will provide us with the flexibility to implement the split in a manner designed to maximize the anticipated benefits to us and our stockholders, as described below. The determination of the ratio of the Reverse Stock Split will be based on a number of factors, described further below under the heading “—Criteria to be Used for Decision to Apply the Reverse Stock Split.”

The primary purpose for effecting the Reverse Stock Split is to increase the per share trading price of our common stock so as to:

•

maintain the listing of our common stock on The Nasdaq Capital Market (“Nasdaq”) and avoid a delisting of our common stock from Nasdaq in the future on the basis of the Minimum Bid Price Requirement (as defined below);

•	broaden the pool of investors that may be interested in investing in the Company by attracting new investors who would prefer not to invest in shares that trade at lower share prices; and
•	make our common stock a more attractive investment to institutional investors.

In evaluating the Reverse Stock Split, our board of directors has taken, and will take, into consideration negative factors associated with reverse stock splits. These factors include the negative perception of reverse stock splits held by many investors, analysts and other stock market participants, as well as the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse stock split levels. In recommending approval of the Reverse Stock Split Amendment, our board of directors determined that these potential negative factors were significantly outweighed by the potential benefits.

Criteria to be Used for Decision to Apply the Reverse Stock Split

If our stockholders approve the Reverse Stock Split Amendment, our board of directors will be authorized to proceed with the Reverse Stock Split. The exact ratio of the Reverse Stock Split, within the 1-for-10 to 1-for-30 range, would be determined by our board of directors and publicly announced by us prior to the effective time of the Reverse Stock Split. In determining whether to proceed with the Reverse Stock Split and setting the appropriate ratio for the Reverse Stock Split, our board of directors will consider, among other things, factors such as:

•	Nasdaq’s minimum price per share requirements;
•	the historical trading prices and trading volume of our common stock;
•	the number of shares of our common stock that would be outstanding following the Reverse Stock Split;
•	the then-prevailing and expected trading prices and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock;
•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs;
•	business developments affecting us; and
•	prevailing general market and economic conditions.

Reasons for the Reverse Stock Split

Our board of directors is seeking authority to effect the Reverse Stock Split with the primary intent of increasing the price of our common stock in order to meet the price criteria for continued listing on Nasdaq. Our common stock is publicly traded and listed on the Nasdaq Capital Market under the symbol “NVUS.” Our board of directors believes that, in addition to increasing the price of our common stock to meet the price criteria for continued listing on Nasdaq, the Reverse Stock Split would also make our common stock more attractive to a broader range of institutional and other investors. Accordingly, for these and other reasons discussed below, we believe that effecting the Reverse Stock Split is in our and our stockholders’ best interests.

On August 8, 2019, we received written notice from Nasdaq notifying us that we are not in compliance with the minimum bid price requirements set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on The Nasdaq Capital Market (the “Minimum Bid Price Requirement”). Nasdaq Listing Rule 5550(a)(2) requires listed securities maintain a minimum closing bid price of $1.00 per share, and Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum closing bid price requirement exists if the deficiency continues for a period of 30 consecutive business days. Based on the closing bid price of the Company’s common stock for the 30 consecutive business days prior to the date of the written notice, the Company did not meet the Minimum Bid Price Requirement. To regain compliance, the closing bid price of the our common stock must be at least $1.00 per share for a minimum of 10 consecutive business days at any time prior to August 3, 2020 (the “Compliance Date”).

In the event we are delisted from Nasdaq, the only established trading market for our common stock would be eliminated and we would be forced to list our shares on the OTC Markets or another quotation medium, depending on our ability to meet the specific listing requirements of those quotation systems. As a result, an investor would likely find it more difficult to trade, or to obtain accurate price quotations for, our shares. Delisting would likely also reduce the visibility, liquidity and value of our common stock, including as a result of reduced institutional investor interest in the Company, and may increase the volatility of our common stock. Delisting could also cause a loss of confidence of potential industry partners, lenders and employees, which could further harm our business and our future prospects. We believe that effecting the Reverse Stock Split may help us avoid delisting from Nasdaq and any resulting consequences.

In addition, our board of directors believes that an expected increased stock price could encourage investor interest and improve the marketability of our common stock to a broader range of investors, and thus enhance our liquidity. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current share price of our common stock may result in an investor paying transaction costs that represent a higher percentage of total share value than would be the case if our share price were higher. Our board of directors believes that the higher share price that may result from the Reverse Stock Split could enable institutional investors and brokerage firms with such policies and practices to invest in our common stock.

Although we expect that the Reverse Stock Split will result in an increase in the market price of our common stock, the Reverse Stock Split may not result in a permanent increase in the market price of our common stock, which would be dependent on many factors, including general economic, market and industry conditions and other factors detailed from time to time in the reports we file with the SEC.

Certain Risks Associated with the Reverse Stock Split

There can be no assurance that the total market capitalization of our common stock after the implementation of the Reverse Stock Split will be equal to or greater than the total market capitalization before the Reverse Stock Split or that the per share market price of our common stock following the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding in connection with the Reverse Stock Split. Also, we cannot assure you that the Reverse Stock Split would lead to a sustained increase in the trading price of our common stock. The trading price of our common stock may change due to a variety of other factors, including our ability to successfully accomplish our business goals, market conditions and the market perception of our business. You should also keep in mind that the implementation of the Reverse Stock Split does not have an effect on the actual or intrinsic value of our business or a stockholder’s proportional ownership in the Company (subject to the treatment of fractional shares). However, should the overall value of our common stock decline after the proposed Reverse Stock Split, then the actual or intrinsic value of the shares of our common stock held by you will also proportionately decrease as a result of the overall decline in value.

Further, the liquidity of our common stock may be harmed by the proposed Reverse Stock Split given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the expected increase in stock price as a result of the Reverse Stock Split is not sustained. For instance, the proposed Reverse Stock Split may increase the number of stockholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting sales. If we effect the Reverse Stock Split, the resulting per-share stock price may nevertheless fail to attract institutional investors and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of our common stock may not improve.

While our board of directors has proposed the Reverse Stock Split to bring the price of our common stock back above $1.00 per share in order to meet the requirements for the continued listing of our common stock on Nasdaq, there is no guarantee that the price of our common stock will not decrease in the future, or that our common stock will remain in compliance with Nasdaq listing standards. Additionally, there can be no guarantee that the closing bid price of our common stock will remain at or above $1.00 for 10 consecutive trading days, whether following the Reverse Stock Split or otherwise, which is required to cure our current Nasdaq listing standard deficiency.

Effect of the Reverse Stock Split

If the Reverse Stock Split Amendment is approved by our stockholders and our board of directors elects to effect the Reverse Stock Split, the number of outstanding shares of common stock will be reduced in proportion to the ratio of the split chosen by our board of directors. As of the effective time of the Reverse Stock Split, we would also adjust and proportionately decrease the number of shares of our common stock reserved for issuance upon exercise of, and adjust and proportionately increase the exercise price of, all options and warrants and other rights to acquire our common stock. In addition, as of the effective time of the Reverse Stock Split, we would adjust and proportionately decrease the total number of shares of our common stock that may be the subject of the future grants under our stock plans.

The Reverse Stock Split would be effected simultaneously for all outstanding shares of our common stock. The Reverse Stock Split would affect all of our stockholders uniformly and would not change any stockholder’s percentage ownership interest in the Company, except to the extent that the Reverse Stock Split results in any of our stockholders owning fractional shares.

Assuming Reverse Stock Split ratios of 1-for-10, 1-for-20 and 1-for-30, which reflect the low end, middle end and high end of the range that our stockholders are being asked to approve, the following table sets forth (i) the number of shares of our common stock that would be issued and outstanding, (ii) the number of shares of our common stock that would be reserved for issuance pursuant to outstanding options, warrants and restricted stock units, and (iii) the weighted-average exercise price of outstanding options and warrants, each giving effect to the Reverse Stock Split and based on shares outstanding as of 54,316,535.

	Before Reverse Stock Split	Reverse Stock Split Ratio of 1-for-10	Reverse Stock Split Ratio of 1-for-20	Reverse Stock Split Ratio of 1-for-30
Number of Shares of Common Stock Issued and Outstanding	16,069,562	1,606,956	803,478	535,652
Number of Shares of Common Stock Reserved for Issuance Pursuant to Outstanding Options, Warrants and Restricted Stock Units	337,955	33,796	16,898	11,265
Weighted-Average Exercise Price of Outstanding Options and Warrants

If our board of directors does not implement the Reverse Stock Split prior to December 31, 2020, the authority granted in this proposal to implement the Reverse Stock Split would terminate.

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal, except to the extent of their ownership in shares of our common stock and securities convertible or exercisable for our common stock, which shares and securities would be subject to the same proportionate adjustment in accordance with the terms of the Reverse Stock Split as all other outstanding shares of our common stock and securities convertible into or exercisable for our common stock.

Authorized Shares of Common Stock

We are currently authorized under our Certificate of Incorporation to issue up to a total of 205,000,000 shares of capital stock, comprised of 200,000,000 shares of common stock and 5,000,000 shares of preferred stock. While the Reverse Stock Split would decrease the number of outstanding shares of our common stock, it would not change the number of authorized shares under our Certificate of Incorporation. Consequently, the Reverse Stock Split would have the effect of increasing the number of shares of common stock available for issuance under our Certificate of Incorporation. Our board of directors believes that such an increase is in our and our stockholders’ best interests as it would provide us with greater flexibility to issue shares of common stock in connection with possible future financings, joint ventures and acquisitions as well as under our equity incentive plans and for other general corporate purposes. We do not currently have any plans, understandings, arrangements, commitments or agreements, written or oral, for the issuance of the additional shares of common stock that would become available for issuance if the Reverse Stock Split is effected; however we desire to have the shares available to provide us with additional flexibility to use our common stock for these business and financial purposes in the future.

By increasing the number of authorized but unissued shares of common stock, the Reverse Stock Split could, under certain circumstances, have an anti-takeover effect, although this is not the intent of our board of directors. For example, our board of directors might be able to delay or impede a takeover or transfer of control of the Company by causing such additional authorized but unissued shares to be issued to holders who might side with our board of directors in opposing a takeover bid that the board of directors determines is not in the best interests of the Company or our stockholders. The Reverse Stock Split could therefore have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts the Reverse Stock Split could limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The Reverse Stock Split could have the effect of permitting our current management, including our current board of directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of our business. However, our board of directors is not aware of any attempt to take control of the Company and the board of directors did not authorize the Reverse Stock Split with the intent that it be utilized as a type of anti-takeover device.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

If the Reverse Stock Split Amendment is approved by our stockholders, the Reverse Stock Split would become effective upon the time specified in the certificate of amendment to our Certificate of Incorporation as filed with the Secretary of State of the State of Delaware. The exact timing of the filing of the certificate of amendment and the Reverse Stock Split will be determined by our board of directors based on its evaluation as to when such action will be the most advantageous to us and our stockholders, but the Reverse Stock Split will not occur after December 31, 2020. In addition, our board of directors reserves the right, notwithstanding stockholder approval and without further action by our stockholders, to abandon the certificate of amendment and the Reverse Stock Split if, at any time prior to the filing of the certificate of amendment with the Secretary of State, our board of directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed.

Beginning at the split effective time, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares. As soon as practicable after the split effective time, stockholders will be notified that the Reverse Stock Split has been effected. We expect that our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-split shares will be asked to surrender to the exchange agent certificates representing pre-split shares in exchange for certificates representing post-split shares in accordance with the procedures to be set forth in a letter of transmittal. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Any pre-split shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically be exchanged for post-split shares.

After the effective time of the Reverse Stock Split, our common stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described above.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders of record who otherwise would be entitled to receive fractional shares because they hold a number of pre-split shares not evenly divisible by the number of pre-split shares for which each post-split share is to be reclassified, will be entitled, upon surrender to the exchange agent of certificates representing such shares, to a cash payment in lieu thereof at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the common stock on Nasdaq on the date immediately preceding the split effective time. The ownership of a fractional interest will not give the holder thereof any voting, dividend, or other rights except to receive payment therefor as described herein.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where the Company is domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective date of the split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by us or the exchange agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of the material U.S. federal income tax consequences of the proposed reverse stock split to holders of our common stock. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date of this proxy statement. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the proposed reverse stock split.

This discussion is limited to holders who hold their common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to the particular circumstances of a stockholder, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to holders of common stock that are subject to special rules, including, without limitation:

•	Financial institutions;
•	Insurance companies;

•	Real estate investment trusts;
•	Regulated investment companies;
•	Grantor trusts;
•	Tax-exempt organizations;
•	Dealers or traders in securities or currencies;
•

Stockholders who hold common stock as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes or U.S. holders that have a functional currency other than the U.S. dollar;

•	Stockholders who actually or constructively own 10% or more of our voting stock; or
•	A non-U.S. holder who is a U.S. expatriate, “controlled foreign corporation” or “passive foreign investment company.”

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purposes) holding common stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the proposed reverse stock split to them.

In addition, the following discussion does not address the U.S. federal estate and gift tax, alternative minimum tax, or state, local and non-U.S. tax law consequences of the proposed reverse stock split. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the proposed reverse stock split, whether or not they are in connection with the proposed reverse stock split.

STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PROPOSED REVERSE STOCK SPLIT ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Tax Consequences Applicable to U.S. Holders

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as:

an individual who is a citizen or resident of the United States;

a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

a trust if (1) its administration is subject to the primary supervision of a court within the United States and all of its substantial decisions are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

The proposed reverse stock split should constitute a “recapitalization” for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. As a result, a U.S. Holder of our common stock generally should not recognize gain or loss upon the proposed reverse stock split for U.S. federal income tax purposes, except with respect to cash received in lieu of a fractional share of common stock, as discussed below. A U.S. Holder’s aggregate adjusted tax basis in the shares of our common stock received pursuant to the proposed reverse stock split should equal the aggregate adjusted tax basis of the shares of the common stock surrendered (reduced by the amount of such basis that is allocated to any fractional share of common stock). The U.S. Holder’s holding period in the shares of our common stock received should include the holding period in the shares of common stock surrendered. U.S. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered to shares of received in a recapitalization. U.S. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. Holder of our common stock that receives cash in lieu of a fractional share of common stock pursuant to the Reverse Stock Split should recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of the U.S. Holder’s aggregate adjusted tax basis in the shares of common stock surrendered that is allocated to such fractional share of common stock. Such capital gain or loss will be short term if the pre-reverse split shares were held for one year or less at the effective time of the reverse stock split and long term if held for more than one year. No gain or loss will be recognized by us as a result of the Reverse Stock Split.

Tax Consequences Applicable to Non-U.S. Holders

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of our common stock that is neither a U.S. Holder nor a partnership (or an entity treated as a partnership for U.S. federal income tax purposes).

Generally, a Non-U.S. Holder will not recognize any gain or loss upon the proposed reverse stock split. Any gain or loss realized with respect to cash received in lieu of a fractional share generally will not be subject to U.S. federal income or withholding tax unless:

(a)such gain or loss is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder),

(b)the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the proposed reverse stock split and certain other conditions are met, or

(c)our common stock constitutes a U.S. real property interest by reason of our status as U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes. Although there can be no assurance, we believe that we are not currently and have not been, and we do not anticipate becoming, a USRPHC.

Gain described in clause (a) above generally will be subject to U.S. federal income tax on a net income basis at the graduated U.S. federal income tax rates applicable to United States persons. A Non-U.S. Holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A Non-U.S. Holder described in clause (b) above will be subject to U.S. federal income tax at a rate of 30% (or, if applicable, a lower treaty rate) on the gain realized with respect to cash received in lieu of a fractional share, which may be offset by certain U.S. source capital losses of the Non-U.S. Holder recognized in the year the reverse stock split is effected, even though the Non-U.S. Holder is not considered a resident of the United States.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of cash made in lieu of a fractional share of common stock may, under certain circumstances, be subject to information reporting and backup withholding. To avoid backup withholding, each holder of our common stock that does not otherwise establish an exemption should furnish its taxpayer identification number and comply with the applicable certification procedures.

Backup withholding is not an additional tax and amounts withheld will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS. Holders of our common stock should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL AND ADOPTION OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT.

Proposal 4: Advisory Vote to Approve Executive Compensation

At the annual meeting, stockholders will vote to approve the Company’s executive compensation on an advisory basis in accordance with Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”) (the “say-on-pay” vote). The say-on-pay vote is an advisory vote on the compensation of the Company’s named executive officers, as such compensation is disclosed pursuant to Item 402 of Regulation S-K in the section titled “Executive Compensation” in this proxy statement. The say-on-pay vote is not a vote on the Company’s general compensation policies, compensation of the Company’s board of directors or the Company’s compensation policies as they relate to risk management.

As an advisory vote, the say-on-pay vote is not binding on either the Company or the board of directors. However, our board of directors values the opinions of our stockholders, and, to the extent there is any significant vote against the Company’s executive compensation as disclosed in this proxy statement, the Company will consider our stockholders’ concerns and evaluate what actions may be appropriate to address those concerns.

Stockholders will be asked at the annual meeting to approve the following resolution pursuant to this proposal:

RESOLVED, that the stockholders of Novus Therapeutics, Inc. approve, on an advisory basis, the compensation of the Company’s named executive officers, as such compensation is disclosed pursuant to Item 402 of Regulation S-K in the section titled “Executive Compensation” in the Company’s definitive proxy statement for the 2020 annual meeting.

Unless the board of directors implements a policy of holding say-on-pay votes more frequently than once every three years, the next advisory vote to approve the Company’s executive compensation will occur at the 2023 annual meeting.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL, ON AN ADVISORY BASIS, OF THE COMPANY’S EXECUTIVE COMPENSATION.

Proposal 5: Advisory Vote on the Frequency of Future Advisory Votes to Approve Executive Compensation

We are also required by the Dodd-Frank Act to provide stockholders with a separate advisory (non-binding) vote for the purpose of asking stockholders to express their preference for the frequency of future say-on-pay votes. Stockholders may indicate whether they would prefer an advisory vote on executive compensation once every one, two or three years. We are required to solicit stockholder votes on the frequency of future say-on-pay proposals at least once every six years, although we may seek stockholder input more frequently.

The frequency period that receives the most votes (every one, two or three years) will be deemed to be the recommendation of the stockholders. However, because this vote is advisory and not binding on the board of directors or the Company, the board of directors may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option selected by a plurality of our stockholders.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE, ON AN ADVISORY BASIS, TO CONDUCT FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY “THREE YEARS.”

STOCK OWNERSHIP AND REPORTING

Security Ownership of Certain Beneficial Owners and Management

Unless otherwise provided below, the following table sets forth information regarding beneficial ownership of our common stock as of March 1, 2020 by:

•	each person, or group of affiliated persons, known to us to be the beneficial owner of 5% or more of the outstanding shares of our common stock;
•	each of our current directors;
•	our named executive officers; and
•	all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options, restricted stock unit awards or warrants that are currently exercisable or will become exercisable within 60 days after March 1, 2020 are considered outstanding and beneficially owned by the person holding the options, restricted stock units or warrants for the purpose of calculating the percentage ownership of that person, but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, to our knowledge, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to applicable community property laws. The inclusion herein of any shares as beneficially owned does not constitute an admission of beneficial ownership.

The column entitled “Percentage of Shares Beneficially Owned” is based on a total of 16,069,562 shares of our common stock outstanding as of March 16, 2020. Except as otherwise set forth below, the address of the beneficial owner is c/o Novus Therapeutics, Inc., 19900 MacArthur Boulevard, Suite 550, Irvine, California 92612. Beneficial ownership representing less than one percent of our outstanding common stock is denoted with an “*.”

Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders:
Entities affiliated with OrbiMed Israel GP Ltd.(1)	3,183,314	19.8%
Entities affiliated with BVF Partners L.P. (2)	1,672,845	9.9%
683 Capital Partners, LP (3)	946,204	5.7%
Named Executive Officers and Directors:
Cheryl L. Cohen(4)	29,710	*
Erez Chimovits	-	*
Keith A. Katkin(5)	59,652	*
John S McBride(6)	58,858	*
Gregory J. Flesher(7)	454,415	2.8%
Gary A. Lyons(8)	25,600	*
Catherine C. Turkel(9)	182,007	1.1%
Jon S. Kuwahara(10)	42,787	*
All executive officers and directors as a group (8 persons)(11)	853,029	5.3%

(1)

Based on information provided in a Schedule 13D/A filed by OrbiMed Israel BioFund Limited Partnership on February 25, 2020. Consists of 3,183,314 shares of common stock held by OrbiMed Israel Partners Limited Partnership (“OrbiMed Partners”). OrbiMed Israel GP Ltd. (“OrbiMed Israel”), a company that acts as general partner of certain limited partnerships, is the general partner of OrbiMed Israel BioFund GP Limited Partnership (“OrbiMed BioFund”), which is the general partner of OrbiMed Partners. The Schedule 13D/A indicates that voting and investment power over the securities is shared by OrbiMed Israel, OrbiMed BioFund and OrbiMed Partners. The address of OrbiMed Israel, OrbiMed BioFund and OrbiMed Partners is 89 Medinat HaYehudim St., Build E, 11th Floor, Herzliya 46766 Israel.

(2)

Based on information available to the Company and information provided in a Schedule 13G filed by BVF Partners L.P. (“Partners”) on May 10, 2019. Consists of (i) 828,876 shares of common stock, (ii) 2,907,918 shares of common stock issuable upon the exercise of warrants and (iii) 3,796,000 shares of common stock issuable upon conversion of shares of convertible preferred stock held by Biotechnology Value Fund, L.P. (“BVF”), Biotechnology Value Fund II, L.P. (“BVF2”), Biotechnology Value Trading Fund OS L.P. (“Trading Fund OS”), and held in a certain Partners managed account (collectively, the “BVF Entities”). The warrants and shares of convertible preferred stock are subject to a beneficial ownership limitation of 9.99%, which does not permit the BVF Entities to exercise that portion of the warrants or convert that portion of the convertible preferred stock that would result in the BVF Entities owning, after exercise or conversion, a number of shares of common stock in excess of the beneficial ownership limitation. The amounts and percentages in the table give effect to the 9.99% beneficial ownership limitation. BVF Partners OS Ltd. (“Partners OS”), as the general partner of Trading Fund OS, may be deemed to beneficially own the beneficially owned by Trading Fund OS. Partners, as the general partner of BVF, BVF2, the investment manager of Trading Fund OS, and the sole member of Partners OS, may be deemed to beneficially own the shares beneficially owned by BVF, BVF2 and Trading Fund OS. BVF Inc., as the general partner of Partners, may be deemed to beneficially own the shares beneficially owned by Partners. Mark Lampert, as a director and officer of BVF Inc., may be deemed to beneficially own the shares beneficially owned by BVF Inc. Partners OS disclaims beneficial ownership of the shares beneficially owned by Trading Fund OS. Each of Partners, BVF Inc. and Mr. Lampert disclaims beneficial ownership of the shares beneficially owned by BVF, BVF2 and Trading Fund OS. The Schedule 13G indicates that the aforementioned entities share voting and investment power over the securities owned. The address of BVF, BVF2, Partners, BVF Inc. and Mr. Lampert is 44 Montgomery St., 40th Floor, San Francisco, California 94104, and the address of Trading Fund OS and Partners OS is PO Box 309 Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(3)

Based on information available to the Company and information provided in a Schedule 13G/A filed by 683 Capital Partners, LP on February 14, 2020. Consists of (i) 300,000 shares of common stock and (ii) 646,204 shares of shares of common stock issuable upon the exercise of warrants held by 683 Capital Partners, LP.  683 Capital Management, LLC, is the investment manager of 683 Capital Partners, LP and Ari Zweiman is the Managing Member of 683 Capital Management, LLC. 683 Capital Partners, L.P., 683 Capital Management LLC and Avi Zweiman share voting and investment control over the beneficially owned shares.  The address of 683 Capital Partners, L.P., 683 Capital Management LLC and Avi Zweiman is 3 Columbus Circle, Suite 2205, New York, NY 10019.

(4)	Consists of 26,710 shares of common stock underlying options that are exercisable as of March 1, 2020 or will become exercisable within 60 days after such date.
(5)

Consists of (i) 12,189 shares of common stock and (ii) 47,463 shares of common stock underlying options that are exercisable as of March 1, 2020 or will become exercisable within 60 days after such date.

(6)	Consists of 58,858 shares of common stock underlying options that are exercisable as of March 1, 2020 or will become exercisable within 60 days after such date.
(7)

Consists of (i) 131,917 shares of common stock and (ii) 322,498 shares of common stock underlying options that are exercisable as of March 1, 2020 or will become exercisable within 60 days after such date.

(8)	Consists of 25,600 shares of common stock underlying options that are exercisable as of March 1, 2020 or will become exercisable within 60 days after such date.
(9)

Consists of (i) 69,467 shares of common stock and (ii) 112,540 shares of common stock underlying options that are exercisable as of March 1, 2020 or will become exercisable within 60 days after such date.

(10)

Consists of (i) 5,974 shares of common stock and (ii) 36,813 shares of common stock underlying options that are exercisable as of March 1, 2020 or will become exercisable within 60 days after such date.

(11)

Consists of (i) 219,547 shares of common stock and (ii) 633,482 shares of common stock underlying options that are exercisable as of March 1, 2020 or will become exercisable within 60 days after such date.

OTHER MATTERS

As of the date of this proxy statement, we know of no matter not specifically referred to above as to which any action is expected to be taken at the annual meeting. The persons named as proxies will vote the proxies, insofar as they are not otherwise instructed, regarding such other matters and the transaction of such other business as may be properly brought before the meeting, as seems to them to be in the best interest of the Company and our stockholders.

Stockholder Proposals for our 2021 Annual Meeting

Stockholder Proposals Included in Proxy Statement

In order to be considered for inclusion in our proxy statement and proxy card relating to our 2021 annual meeting of stockholders, stockholder proposals must be received by us no later than November 16, 2020, which is 120 days prior to the first anniversary of the mailing date of this proxy, unless the date of the 2021 annual meeting of stockholders is changed by more than 30 days from the anniversary of our 2020 annual meeting, in which case, the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy card in accordance with regulations governing the solicitation of proxies.

Stockholder Proposals Not Included in Proxy Statement

In addition, our by-laws establish an advance notice procedure for nominations for election to our board of directors and other matters that stockholders wish to present for action at an annual meeting other than those to be included in our proxy statement. In general, we must receive other proposals of stockholders (including director nominations) intended to be presented at the 2021 annual meeting of stockholders but not included in the proxy statement by February 11, 2021, but not before January 12, 2021, which is not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting. However, if the date of the annual meeting is more than 20 days before or more than 60 days after such anniversary date, notice must be received no earlier than the close of business 120 calendar days prior to such annual meeting and no later than the close of business on the later of 90 days prior to such annual meeting and 10 days following the day on which notice of the date of such annual meeting was mailed or public announcement of the date of such annual meeting was first made. If the stockholder fails to give notice by these dates, then the persons named as proxies in the proxies solicited by the board of directors for the 2021 annual meeting of stockholders may exercise discretionary voting power regarding any such proposal. Stockholders are advised to review our by-laws which also specify requirements as to the form and content of a stockholder’s notice.

Any proposals, notices or information about proposed director candidates should be sent to Novus
Therapeutics, Inc., Attention: Nominating and Corporate Governance Committee, 19900 MacArthur Boulevard, Suite 550, Irvine, California 92612.

Householding of Annual Meeting Materials

Some brokers and other nominee record holders may be “householding” our proxy materials. This means a single notice and, if applicable, the proxy materials, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received. We will promptly deliver a separate copy of the notice and, if applicable, the proxy materials and our 2019 annual report to stockholders, which consists of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, to you if you write or call us at Novus Therapeutics, Inc., 19900 MacArthur Boulevard, Suite 550, Irvine, California 92612, Attention: Investor Relations, telephone: (949) 238-8090. If you would like to receive separate copies of our proxy materials and annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.

APPENDIX A: FORM OF CERTIFICATE OF AMENDMENT OF THE RESTATED

CERTIFICATE OF INCORPORATION OF NOVUS THERAPEUTICS, INC.

Novus Therapeutics, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”), does hereby certify as follows:

1. The current name of the Corporation is Novus Therapeutics, Inc.

2. The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on March 26, 2004 and was amended and restated on April 27, 2004, May 30, 2007, October 14, 2008, May 6, 2009, November 15, 2010, September 9, 2011 and May 10, 2013, further amended on February 27, 2014, April 17, 2014 and August 29, 2014, further amended and restated on September 22, 2014, and further amended on May 9, 2017.

3. The Board of Directors of the Corporation duly adopted resolutions pursuant to Section 242 of the General Corporation Law proposing this Amendment of the Corporation’s Restated Certificate of Incorporation and declaring the advisability of this Amendment of the Restated Certificate of Incorporation and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment is as follows:

RESOLVED, that the first paragraph of Article FOURTH of the Restated Certificate of Incorporation be and hereby is deleted in its entirety and the following is inserted in lieu thereof:

FOURTH: Effective as of 12:01 a.m. on [     ] [  ], 2020 (the “Effective Time”), a one-for-[     ]: reverse stock split of the Corporation’s common stock, $0.001 par value per share (the “Common Stock”), shall become effective, pursuant to which each [     ] shares of Common Stock issued or outstanding (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully paid and nonassessable share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time (such reclassification and combination of shares, the “Reverse Stock Split”). The par value of the Common Stock following the Reverse Stock Split shall remain at $0.001 par value per share. No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split and, in lieu thereof, upon surrender after the Effective Time of a certificate which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive a cash payment equal to the fraction of a share of Common Stock to which such holder would otherwise be entitled multiplied by the fair value per share of the Common Stock immediately prior to the Effective Time as determined by the Board of Directors of the Corporation.

Each stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock after the Effective Time into which the shares formerly represented by such certificate have been reclassified (as well as the right to receive cash in lieu of fractional shares of Common Stock after the Effective Time); provided, however, that each person of record holding a certificate that represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall receive, upon surrender of such certificate, a new certificate evidencing and representing the number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified.

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 205,000,000 shares, consisting of (i) 200,000,000 shares of Common Stock, $0.001 par value per share (“Common Stock”), and (ii) 5,000,000 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”).

4: This Certificate of Amendment of the Restated Certificate of Incorporation has been duly adopted by the stockholders of the Corporation in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, this Corporation has caused this Certificate of Amendment of the Restated Certificate of Incorporation to be signed by its President and Chief Executive Officer this    day of                     , 2020.

Gregory J. Flesher Chief Executive Officer

PROXY TABULATOR FOR Novus Therapeutics, Inc. P.O. BOX 8016 CARY, NC 27512-9903 The undersigned hereby appoints Gregory J. Flesher and Jon S. Kuwahara, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Novus Therapeutics, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES IN ITEM 1, FOR PROPOSALS 2 - 4, AND FOR “THREE YEARS” FOR PROPOSAL 5. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES OR THEIR SUBSTITUTES ON ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. MAIL OR • Mark, sign and date your Proxy Card/Voting Instruction Form. • Detach your Proxy Card/Voting Instruction Form. • Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided. OR Go To www.proxypush.com/NVUS • Cast your vote online. • View Meeting Documents. • Use any touch-tone telephone. • Have your Proxy Card/Voting Instruction Form ready. • Follow the simple recorded instructions. 866-229-2195 INTERNET TELEPHONE Annual Meeting of Novus Therapeutics, Inc. to be held on Tuesday, May 12, 2020 for Holders as of March 16, 2020 This proxy is being solicited on behalf of the Board of Directors Please separate carefully at the perforation and return just this portion in the envelope provided. Note: To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof. 2: Ratification of the appointment of KMJ Corbin & Company LLP as our Independent registered public accounting firm for the fiscal year ending December 31, 2020. 3: To approve and adopt an amendment to our Certificate of Incorporation to effect a reverse stock split of our common stock, at a ratio ranging from 1 share for 10 shares to 1 share for 30 shares, as determined by our board of directors. 4: Advisory (non-binding) vote to approve the compensation of our named executive officers. 5: Advisory (non-binding) vote on the frequency of future advisory votes to approve executive compensation. Date: May 12, 2020 Time: 11:30 A.M. PDT Place: Fashion Island Hotel Newport Beach, 690 Newport Center Drive, Newport Beach, CA, 92660 Annual Meeting of NOVUS THERAPEUTICS, INC. Please Sign Here Please Date Above Please Sign Here Please Date Above Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy. Authorized Signatures - This section must be completed for your Instructions to be executed. For For For For For For Against Abstain Directors Recommend Withhold Please make your marks like this: Use dark black pencil or pen only 01 Gregory J. Flesher 02 Gary A. Lyons Board of Directors Recommends a Vote FOR the nominees listed in proposal 1, FOR proposals 2 - 4, and FOR “THREE YEARS” for proposal 5. 1: Election of Directors For Call VOTE BY: 3 Years 1 Year 2 Years 3 Years Abstain

To attend the meeting and vote your shares in person, please mark this box. Proxy — Novus Therapeutics, Inc. Annual Meeting of Stockholders May 12, 2020, 11:30 A.M. (Pacific Daylight Time) This Proxy is Solicited on Behalf of the Board of Directors The undersigned appoints Gregory J. Flesher and Jon S. Kuwahara (the “Named Proxies”) and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of Novus Therapeutics, Inc., a Delaware corporation (“the Company”), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Fashion Island Hotel, 690 Newport Center Drive, Newport Beach, CA, 92660, on May 12, 2020 at 11:30 a.m. (PDT) and all adjournments thereof. The purpose of the Annual Meeting is to take action on the following: 1. Election of Directors 01 Gregory J. Flesher 02 Gary A. Lyons 2. Ratification of the appointment of KMJ Corbin & Company LLP as our Independent registered public accounting firm for the fiscal year ending December 31, 2020. 3. To approve and adopt an amendment to our Certificate of Incorporation to effect a reverse stock split of our common stock, at a ratio ranging from 1 share for 10 shares to 1 share for 30 shares, as determined by our board of directors. 4. Advisory (non-binding) vote to approve the compensation of our named executive officers. 5. Advisory (non-binding) vote on the frequency of future advisory votes to approve executive compensation. 6. Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting. The Board of Directors of the Company recommends a vote “FOR” all nominees for director, “FOR” proposals 2 - 4, and FOR “THREE YEARS” for proposal 5. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all nominees for director, “FOR” proposals 2 - 4, and FOR “THREE YEARS” for proposal 5. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign and return this card. Please separate carefully at the perforation and return just this portion in the envelope provided.

A screenshot of a cell phone Description automatically generated Proxy Novus thegistered public accounting firm for the fiscal year ending December 31 2019 3 transact such other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting the board of directors of the company recommends a vote for all nominees for director and for the proposal in item 2 this proxy when properly executed will be voted in the manner directed herein if no direction is made this proxy will be voted for all nominees for director and for the proposal in item 2 in their discretion the named proxies are authorized to vote upon such other matters that may properly come before the annual meeting or any adjournment or postponement thereof you are encouraged to specify your choice by marking the appropriate box see reverse side but you need not mark any box if you wish to vote in accordance with the board of directors recommendation the named proxies cannot vote your shares unless you sign and return this card to attend the meeting and vote your shares in person please mark this box